      As filed with the Securities and Exchange Commission on July 27, 2001
                                                       Registration No. ________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                            BEVERLY ENTERPRISES, INC.
             (Exact Name of Registrant as Specified in Its Charter)


         DELAWARE                            ONE THOUSAND BEVERLY WAY                                 62-1691861
      (State or Other                       FORT SMITH, ARKANSAS 72919                             (I.R.S. Employer
      Jurisdiction of       (Address of Principal Executive Offices Including Zip Code)           Identification No.)
     Incorporation or
       Organization)



                              -------------------

                            BEVERLY ENTERPRISES, INC.
                    NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                            (Full Title of the Plan)

                              -------------------

                                JOHN W. MACKENZIE
                    VICE PRESIDENT AND DEPUTY GENERAL COUNSEL
                            BEVERLY ENTERPRISES, INC.
                            ONE THOUSAND BEVERLY WAY
                           FORT SMITH, ARKANSAS 72919
                     (Name and Address of Agent For Service)

                              -------------------

                                 (501) 201-2000
          (Telephone Number, Including Area Code, of Agent For Service)

                              -------------------

                         CALCULATION OF REGISTRATION FEE

                                                        PROPOSED MAXIMUM         PROPOSED MAXIMUM
    TITLE OF SECURITIES           AMOUNT TO BE           OFFERING PRICE              AGGREGATE               AMOUNT OF
     TO BE REGISTERED              REGISTERED               PER SHARE             OFFERING PRICE          REGISTRATION FEE
    -------------------           ------------          ----------------         -----------------        ----------------
     COMMON STOCK, PAR              150,000                 $10.00(1)               $1,500,000                  $375
  VALUE $.10 PER SHARE(2)

================================================================================

(1)     Estimated solely for the purpose of calculating the registration fee.

(2) These shares are additional shares which have been authorized by the Company for offer under the Company's Non-Employee Directors' Stock Option Plan. Pursuant to Rule 457(h)(1), the filing fee for the 150,000 shares subject to options that have not yet been granted is calculated based upon the average high and low prices of the Common Stock reported on July 25, 2001, which is $10.00 per share.

                                      NOTE

         The purpose of this Form S-8 is to increase by 150,000 the number of shares which may be made subject to awards under the Company's Non-Employee Directors' Stock Option Plan. In accordance with the instructions to Form S-8, the Company hereby incorporates herein by reference the Form S-8 filed by the Company with respect to the Plan on December 12, 1997 (SEC File No. 333-42131), together with all exhibits filed therewith or incorporated therein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.   EXHIBITS.

         In addition to those exhibits filed with the Registration Statement being incorporated by reference into this filing, each of the following exhibits is filed herewith:

         Exhibit 5.1       Opinion of John W. MacKenzie, Esq.

         Exhibit 23.1      Consent of John W. MacKenzie, Esq.
                           (contained in Exhibit 5.1)

         Exhibit 23.2      Consent of Ernst & Young LLP

                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on this 27th day of July, 2001.

                                       BEVERLY ENTERPRISES, INC.

                                       By: /s/  JOHN W. MACKENZIE

                                                John W. MacKenzie
                                                Vice President and Deputy
                                                  General Counsel

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints John
W. MacKenzie, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                                         Title                                  Date
                 ---------                                         -----                                  ----
             /s/ DAVID R. BANKS                                                                      July 26, 2001
               David R. Banks                        Chairman of the Board and Director

            /s/ WILLIAM R. FLOYD              President, Chief Executive Officer and Director        July 26, 2001
              William R. Floyd                         (Principal Executive Officer)

           /s/ PAMELA H. DANIELS              Senior Vice President and Controller (Principal        July 26, 2001
             Pamela H. Daniels                       Financial and Accounting Officer)

         /s/ BERYL F. ANTHONY, JR.                                Director                           July 26, 2001
           Beryl F. Anthony, Jr.

             /s/ HARRIS DIAMOND                                   Director                           July 21, 2001
               Harris Diamond

            /s/ JAMES R. GREENE                                   Director                           July 24, 2001
              James R. Greene

           /s/ JOHN P. HOWE, III                                  Director                           July 26, 2001
             John P. Howe, III

            /s/ EDITH E. HOLIDAY                                  Director                           July 26, 2001
              Edith E. Holiday

            /s/ JAMES W. MCLANE                                   Director                           July 26, 2001
              James W. McLane

           /s/ MARILYN R. SEYMANN                                 Director                           July 26, 2001
             Marilyn R. Seymann

                                  EXHIBIT INDEX

     Exhibit
     Number                        Description
     ------                        -----------
        5.1                Opinion of John W. MacKenzie, Esq.

        23.1               Consent of John W. MacKenzie, Esq.
                           (contained in Exhibit 5.1)

        23.2               Consent of Ernst & Young LLP